CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference of our report dated November 11, 1997 incorporated by reference in this Form 10-K, into the previously filed Woodhead Industries, Inc. Registration Statement on Form S-8 (Registration #333-26379).



                                                            ARTHUR ANDERSEN LLP


Chicago, Illinois
December 24, 1997




























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